Exhibit 10.5

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (“Agreement” or “Lease Termination Agreement”) is entered into as of November 1, 2023, by and between MAVERICK LIFESTYLE INC., a Nevada corporation (“Landlord”), and NORTH CAROLINA TOBACCO MANUFACTURING, LLC, a Delaware limited liability company (“Tenant”).

Recitals

A. Landlord, as successor-in-interest to MVRK Holdings LLC, and Tenant, are parties to the Commercial Lease dated March 5, 2020 (collectively, the “Lease”), pursuant to which Tenant leases that certain 80,000 square foot office/warehouse/manufacturing facility located at 7424 NC Highway 58 S in Stantonsburg, North Carolina 27883 (the “Premises”).

B. The parties desire to terminate their respective rights and obligations under the Lease prior to the natural expiration of the term of the Lease, and both parties agree to an early termination of their rights and obligations under the Lease, upon the terms and conditions set forth in this Agreement.

C. Capitalized terms used in this Agreement without definition that are defined in the Lease shall have the meanings given such terms in the Lease.

Agreement

NOW, THEREFORE, in consideration of the above Recitals and the promises set forth herein, Landlord and Tenant mutually covenant and agree as follows:

1. Lease Termination. Subject to the satisfaction of each of the conditions set forth in this Agreement, the Lease shall terminate at 11:59 p.m. on November 1, 2023 (the “Lease Termination Date”).

2. Surrender of Premises. Tenant shall, on or prior to the Lease Termination Date, take all actions and perform all obligations under the Lease that are required upon termination of the Lease and surrender of the Premises. On or before the Lease Termination Date, Tenant shall cancel all contracts between Tenant and any third party with respect to the Premises.

3. Acceptance of Lease Surrender. Landlord hereby accepts Tenant’s surrender, effective as of the Lease Termination Date, of Tenant’s right to occupy and possess the Premises. Landlord shall have all of the rights and remedies under the Lease for any failure of Tenant to comply with the terms of this Agreement, which rights are hereby incorporated by reference, and Tenant hereby affirms such rights of Landlord to be in full force and effect.

4. Authority of Parties. Each party warrants and represents that in executing this Lease Termination Agreement, it has the full and unrestricted right, power, capacity and authority to enter into, deliver, execute and perform its obligations under this Agreement; and no further consent or approval is required to permit such party to enter into, execute, deliver and perform its obligations hereunder. This Agreement is a valid and binding obligation upon each party, and is enforceable against each party in accordance with the terms hereof.

5. Entire Agreement. This Lease Termination Agreement is the entire agreement between the parties with respect to the subject matter of this Agreement, and there are no agreements or representations between the parties except as expressed herein. This Lease Termination Agreement is entire and complete in and of itself, and constitutes the final, complete and exclusive statement of rights and duties between the parties pertaining to the termination of the Lease. The provisions set forth within this Lease Termination Agreement supersede all prior and contemporaneous agreements or understandings by, of, between and amongst the parties hereto.

6. Further Assurances; Additional Acts. Each party shall, in an expeditious manner within a reasonable time following the request therefor, execute and deliver any further instruments or documents, or perform any additional act which is necessary or convenient to carry out the purposes of, or to more effectively consummate this Lease Termination Agreement.

7. Governing Law. The terms, provisions, conditions and covenants of this Lease Termination Agreement are governed by, and shall be construed and enforced in accordance with, the laws of the State of North Carolina as are in effect as of the date of signing this Agreement.

8. Counterparts. This Lease Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Upon execution, this Agreement or any counterpart hereof may be delivered by means of electronic/facsimile transmittal, which documents (including facsimile renditions) shall be fully binding upon all parties hereto and shall have the same legal force and effect, upon mutual delivery, as any delivered original document. The signature of any party to any counterpart shall be deemed a signature to, and may append to, any other counterpart.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Termination Agreement as of the Effective Date.

LANDLORD:		TENANT:

MAVERICK LIFESTYLE INC.		MVRK HOLDINGS LLC

By:	/s/ Victor Krahn	By:	/s/ Victor Krahn
Name:	Victor Krahn	Name:	Victor Krahn
Title:	President	Title:	President